EXHIBIT 4.1



               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                     OF THE

                           15% NONCUMULATIVE PERPETUAL

                            PREFERRED STOCK, SERIES A

                           (Par Value $0.001 Per Share)

                                       of

                          RIVER DISTRIBUTION SUB, INC.


                ------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------


         River Distribution Sub, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify that, pursuant to authority conferred on its Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by consent dated as of October 9, 1997, adopted the following resolution providing for the issuance of a series of one million four hundred thousand (1,400,000) shares of preferred stock, par value $0.001 per share, designated as 15% Noncumulative Perpetual Preferred Stock, Series A:

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1.  Designation and Amount.

         (A) The shares of this series of preferred stock shall be designated as 15% Noncumulative Perpetual Preferred Stock, Series A ("Series A Preferred Stock") and the number of shares constituting such series shall be one million four hundred thousand


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(1,400,000) shares. Shares of Series A Preferred Stock shall have a par value of
$0.001 per share.

         (B) The number of authorized shares of Series A Preferred Stock may be reduced from time to time, but not below the number of shares of Series A Preferred Stock then outstanding, by further resolution duly adopted by the Board of Directors. The number of authorized shares of Series A Preferred Stock shall not be increased.

         Section 2.  Ranking; Attributable Capital and Adequacy of Surplus.

         (A) With respect to dividend rights, the Series A Preferred Stock shall rank prior to common stock of all classes of the Corporation (collectively, the "Common Stock") and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than Parity Dividend Stock and Senior Dividend Stock. Parity Dividend Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to dividend rights, on a parity with Series A Preferred Stock, and Senior Dividend Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to dividend rights, as senior to the Series A Preferred Stock.

         (B) With respect to rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank prior to the Common Stock and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than Parity Liquidation Stock and Senior Liquidation Stock. Parity Liquidation Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, on a parity with the Series A Preferred Stock, and Senior Liquidation Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as senior to the Series A Preferred Stock.

         (C) To the extent not expressly prohibited by the Certificate of Incorporation, the Series A Preferred Stock shall be subject to the creation of Parity Dividend Stock and Parity Liquidation Stock (collectively, "Parity Stock") and of Common Stock and all other classes and series of equity securities of the Corporation ranking junior to the Series A Preferred Stock with respect to dividend rights ("Junior Dividend Stock") or rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Junior Liquidation Stock" and, collectively with Junior Dividend Stock, "Junior Stock"). Shares of the Corporation's Junior Participating Preferred Stock are hereby designated as Junior Dividend Stock and as Junior Liquidation Stock. No shares of Senior Dividend Stock or Senior Liquidation Stock shall be created without the consent of the holders of Series A Preferred Stock as provided in Section 7(C) hereof.



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        (D) The capital of the Corporation allocable to the Series A Preferred
Stock for purposes of Section 154 of the General Corporation Law of the State of Delaware shall be $1,400.00. In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of Section 154 of the General Corporation Law of the State of Delaware if, as a result thereof, the surplus of the Corporation for purposes of the General Corporation Law would be less than the amount of dividends that would accrue on the then-outstanding shares of Series A Preferred Stock during the following three years.

         Section 3.  Noncumulative Dividends;  Priority.

         (A) (i) Subject to the restrictions and limitations on declaration and payment of dividends specified in Section 12, the holders of record of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, noncumulative cash dividends at an annual rate of 15% of the $25.00 liquidation preference per share ($3.75 per share per annum), and no more. Dividends on the Series A Preferred Stock shall be declared and paid in cash only. Such noncumulative cash dividends shall be declared and payable quarterly in arrears in the amount set forth in Section 3(A)(iii) on January 15, April 15, July 15 and October 15 of each year or, if such day is not a Business Day (as defined in Section 10), on the next Business Day (each such date, a "Dividend Payment Date"). The first Dividend Payment Date shall be the first to occur of January 15, April 15, July 15 and October 15 after the Initial Dividend Period (as defined below). Each declared dividend shall be payable to holders of record of the Series A Preferred Stock as they appear on the stock books of the Corporation (or of any transfer agent for the Series A Preferred Stock) at the close of business on such record dates, not more than fifty (50) calendar days nor less than ten (10) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a "Record Date"). The initial period for which dividends shall be paid (the "Initial Dividend Period") shall commence on the effective time of the merger of the corporation and River Asset Sub, Inc., a Delaware corporation (the "Merger"), and shall end on the first to occur of November 30, February 28, May 31 and August 31 after the Merger. Thereafter, quarterly dividend periods (each, a "Dividend Period") shall commence on and include September 1, December 1, March 1 and June 1 of each year (each such date, a "Dividend Period Commencement Date") and shall end on and include the date next preceding the Dividend Period Commencement Date of the following Dividend Period.

         (ii) Dividends on the Series A Preferred Stock shall be noncumulative. If a dividend on the Series A Preferred Stock with respect to any Dividend Period (including the Initial Dividend Period) is not declared by the Board of Directors, the Corporation shall have no obligation at any time to pay a dividend on the Series A Preferred Stock with respect to such Dividend Period, whether or not dividends are declared payable with respect to any future Dividend Period. The holders of the Series A Preferred Stock shall


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not be entitled to any dividends in excess of the noncumulative dividends declared by the Board of Directors, as set forth in this paragraph (A).

         (iii) The amount of dividends payable on each share of Series A Preferred Stock for each full Dividend Period during which such share is outstanding shall be $0.94. The amount of dividends payable for the Initial Dividend Period and for any Dividend Period which is less than a full three (3) months shall be computed on the basis of a 360- day year composed of twelve (12) 30-day months and the actual number of days elapsed in the Initial Dividend Period or such Dividend Period.

         (iv) The Series A Preferred Stock shall not participate in dividends with the Common Stock.

         (v) The holders of the Series A Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Series A Preferred Stock declared by the Board of Directors which may be unpaid.

         (B) (i) No full dividends shall be declared or paid or set apart for payment on any Parity Dividend Stock for any Dividend Period unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for such Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series A Preferred Stock and any other Parity Dividend Stock, dividends declared on the Series A Preferred Stock and other Parity Dividend Stock shall only be declared pro rata, such that the amount of dividends declared per share on the Series A Preferred Stock and other Parity Dividend Stock shall bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends for such Dividend Period per share on shares of the Series A Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and other Parity Dividend Stock bear to each other.

         (ii) The Corporation shall not (a) declare or (b) pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Dividend Stock of the Corporation, or (c) (except by conversion into or exchange for Junior Stock) repurchase, redeem or otherwise acquire, or set apart funds for the repurchase, redemption or other acquisition of, any Common Stock or other Junior Stock through a sinking fund or otherwise, unless the Corporation shall have, in the case of clause (a) declared, or in the case of clauses (b) or (c) paid or set apart funds for the payment of, full dividends on the Series A Preferred Stock with respect to the same calendar quarter for which (x) the dividend or other distribution is being declared or paid, as the case may be, on the Common Stock or other Junior Stock or (y) the Common Stock or other Junior Stock is being repurchased, redeemed or otherwise acquired.


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         (C) Any reference to "dividends" or "distributions" in this Section 3 shall not be deemed to include any distribution made in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         Section 4.  Redemption at the Option of the Corporation.

         (A) (i) The shares of Series A Preferred Stock shall not be subject to mandatory redemption, and shall not be redeemable by the Corporation prior to July 1, 2004. On or after July 1, 2004, shares of Series A Preferred Stock may be redeemed by the Corporation, at its option, in whole or in part, at any time or from time to time, upon notice as provided in paragraph (B) of this Section 4, by resolution of the Board of Directors, at the redemption prices set forth below in cash, plus, in each case, an amount in cash equal to all accrued and unpaid dividends thereon (whether or not declared) from the Dividend Period Commencement Date next preceding the date fixed for redemption (the "Redemption Date") to, but excluding, the Redemption Date (without accumulation of unpaid dividends for prior Dividend Periods):


 During the
Twelve-month Period                    Redemption Price
Beginning July 1,                      Per Share
------------------------              ----------------
        2004                                $27.50
        2005                                 27.25
        2006                                 27.00
        2007                                 26.75
        2008                                 26.50
        2009                                 26.25
        2010                                 26.00
        2011                                 25.75
        2012                                 25.50
        2013                                 25.25
        2014 and thereafter                  25.00

         (ii) The aggregate redemption price payable to each holder of record of Series A Preferred Stock to be redeemed shall be rounded to the nearest cent ($0.01).

         (B) (i) Notice of any redemption shall be given by first-class mail, postage prepaid, mailed at least twenty (20) days but not more than sixty (60) days prior to the Redemption


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Date to each holder of record of Series A Preferred Stock to be redeemed at such holder's address as the same shall appear on the stock books of the Corporation (or of any transfer agent for the Series A Preferred Stock). Each such notice shall set forth: (a) the Redemption Date; (b) the redemption price; (c) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) a statement that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on the Redemption Date. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

         (ii) On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in the notice given to such holder, and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

         (iii) If such notice of redemption shall have been so mailed, and if, on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of shares of Series A Preferred Stock to be redeemed (so as to be and continue to be available therefor), then, on and after the Redemption Date, notwithstanding that any certificates for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series A Preferred Stock so called for redemption shall be deemed to be no longer outstanding and the holders of such shares shall cease to be stockholders of the Corporation and shall have no voting or other rights with respect to such shares, except for the right to receive out of the funds so set aside in trust the amount payable on redemption thereof, without interest, upon surrender (and endorsement or assignment for transfer, if required by the Corporation) of their certificates.

         (iv) In the event that holders of shares of Series A Preferred Stock that have been redeemed shall not within two (2) years (or any longer period required by law) after the Redemption Date, claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand by the Corporation and if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable


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escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest from the Redemption Date. Any interest accrued on funds deposited in trust as aforesaid shall be paid to the Corporation from time to time.

         (C) If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot or by such other method as the Board of Directors, in its sole discretion, determines to be equitable.

         (D) Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Corporation shall, after such redemption, purchase or acquisition, be retired and canceled in accordance with the General Corporation Law of the State of Delaware. And such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors as permitted by law (other than as shares of Series A Preferred Stock).

         (E) The Series A Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

         Section 5.  Note Exchange.

         (A)(i) Subject to the terms and conditions set forth herein, following a Change of Control (as defined below) the Note Issuer (as defined below) may, at the option of the Note Issuer, exchange all or part of the outstanding Series A Preferred Stock for subordinated notes (the "Subordinated Notes") of the Note Issuer (the "Note Exchange"). Pursuant to a Note Exchange, each $1,000 in liquidation value of the shares of Series A Preferred Stock covered thereby will be exchangeable for $1,000 principal amount of Subordinated Notes. Such Subordinated Notes shall have the terms, covenants and conditions substantially as provided in the form of Indenture attached hereto (the "Indenture"). The rate of interest on the Subordinated Notes shall be 15%, the maximum principal amount of the Subordinated Notes shall be 100% of the aggregate liquidation preference of the Series A Preferred Stock to be exchanged, as set forth in Section 6 hereof, and the principal of such Subordinated Notes shall not be payable by the
Note Issuer prior to July 1, 2004 and shall be payable thereafter only in accordance with the redemption provisions set forth in the Indenture. Interest shall be payable at the times and in the manner set forth in the form of Subordinated Note included as Exhibit A to the Indenture.

         (ii) The Note Issuer may elect to consummate the Note Exchange at any time following a Change of Control and prior to July 1, 2014. The Note Issuer shall elect to consummate the Note Exchange by mailing to each holder of record of the Series A Preferred Stock (a "Holder") a notice of exchange (the "Note Exchange Notice") at such Holder's address as it appears on the books of the Corporation. The Note Exchange Notice shall specify (a) a date not less than 30 days nor more than 60 days following the date of the Note Exchange Notice on which the Note Exchange is to be consummated (the


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"Note Exchange Date"), (b) the procedures for exchanging certificates representing Series A Preferred Stock for certificates representing Subordinated Notes and (c) the number of shares of Series A Preferred Stock to be exchanged and, if applicable, each Holder's pro rata portion of shares to be exchanged.

         (iii) In the event that the Note Exchange shall be for less than all of the outstanding shares of Series A Preferred Stock, the Note Exchange shall be effected pro rata among all Holders, unless the Holders otherwise agree, and, in addition to certificates evidencing the Subordinated Notes, all Holders shall receive a certificate evidencing the shares of Series A Preferred Stock not so exchanged.

         (iv) As of 5:00 p.m., New York City time, on the Note Exchange Date, the shares to be exchanged pursuant to the Note Exchange Notice shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including, without limitation, the rights, if any, to receive dividends and to receive notices and to vote or consent (except for the right of the Holders to receive the Subordinated Notes to which such Holder is entitled pursuant to the Note Exchange) shall forthwith cease.

         (v) Upon any exchange of shares of Series A Preferred Stock into Subordinated Notes, as provided herein, the Note Issuer will pay any documentary, stamp or similar issue or transfer taxes which may be due with respect to the transfer and exchange of such exchanged shares, if any; provided, however, that if the Subordinated Notes into which the shares of Series A Preferred Stock are exchangeable are to be issued in the name of any person other than the Holder of the shares of Series A Preferred Stock to be so exchanged, the amount of any transfer taxes (whether imposed on the Note Issuer, the holder or such other person) payable on account of the transfer to such person will be payable by the Holder.

         (B) (i) "Change of Control" means the occurrence of any of the following events:

                    (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the stock of any class or classes, however designated, of capital stock of the Corporation having ordinary voting power for the election of a majority of the Board of Directors of the Corporation, other than any stock having such power only by reason of the occurrence of a contingency, on a fully diluted basis (the "Voting Stock"); or

                    (b) other than the Merger, the Corporation (x) shall consolidate with or merge into any person, other than a wholly-owned subsidiary of the Corporation, and shall not be the continuing or surviving corporation of such consolidation or merger, or (y) shall permit any person, other than a wholly-owned subsidiary of the Corporation, to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving corporation, but, in connection with such merger,


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         the shares of Voting Stock outstanding immediately prior to the consolidation or merger shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or shall represent less than 50% of the shares of Voting Stock immediately after giving effect to the consolidation or merger;

provided that in the case of each of clause (a) and (b) above a Change of Control shall not be deemed to occur in the event (i) that Alvin Dworman, two partnerships, the partners of which are trusts for the benefit of certain descendants of Nicholas J. Pritzker, deceased or Odyssey Partners, L.P., a Delaware limited partnership, or their respective affiliates, acquire, individually or in the aggregate, more than 50% of the Voting Stock of the Corporation or (ii) the Corporation reorganizes into the holding company form of organization in a transaction which does not result in a material change in the holders of the Voting Stock, other than by means of dissenting shares.

         (ii)       "Note Issuer" shall mean:

                    (a) in the case of Section 5(B)(i)(a), the Corporation and

                    (b) in the case of Section 5(B)(i)(b), (1) the continuing or surviving corporation of a consolidation or merger with the Corporation (if other than the Corporation) and (2) the corporation consolidating or merging into the Corporation in a consolidation or merger in which the Corporation is the continuing or surviving person and in connection with which the shares of Voting Stock outstanding immediately prior to the consolidation or merger are changed into or exchanged for stock or other securities of any other person or cash or any other property or shall represent less than 50% of the shares of Voting Stock immediately after giving effect to the consolidation or merger.

         (C) It will be a condition to the Note Exchange that: (i) the Subordinated Notes have been registered under the Securities Act of 1933, unless an exemption from registration is available, (ii) the Indenture pursuant to which the Subordinated Notes are to be issued has been executed and delivered by the Note Issuer, (iii) the Trustee appointed pursuant to the Indenture shall have received an opinion (in the form specified in the Indenture) to the effect that the Subordinated Notes will, when issued in accordance with the terms of the Indenture, be legal, valid, binding and enforceable obligations of the Note Issuer and (iv) immediately after the Note Exchange, no default or event of default will exist under the Indenture.

         (D) A Note Exchange shall comply with all applicable federal and state securities and blue sky laws and the provisions of this Section 5 may be modified by the Note Issuer without the approval of the holders of the Series A Preferred Stock in order to effect such compliance.


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         Section 6.  Liquidation Preference.

         (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the Corporation which are legally available for distribution to stockholders under applicable law, or the proceeds thereof, before any payment or distribution of such assets or proceeds shall be made to holders of shares of Common Stock or any other Junior Liquidation Stock, liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to all accrued, undeclared and unpaid dividends thereon from the Dividend Period Commencement Date next preceding the date fixed for such liquidation, dissolution or winding up (the "Liquidation Date") to, but excluding, the Liquidation Date (without accumulation of unpaid dividends for prior Dividend Periods), and no more; provided, however, that the holders of shares of Series A Preferred Stock and any Parity Liquidation Stock shall be entitled to such liquidating distributions only after payment in full of liquidating distributions to holders of shares of any Senior Liquidation Stock. If the amounts available for distribution in respect of shares of Series A Preferred Stock and any Parity Liquidation Stock are not sufficient to satisfy the full liquidation rights of all the outstanding shares thereof, the holders of such outstanding shares of Series A Preferred Stock and such Parity Liquidation Stock shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock as such shall not be entitled to any further participation in any distribution of assets by the Corporation. All distributions made in respect of the Series A Preferred Stock in connection with such a liquidation, dissolution or winding up of the Corporation shall be made pro rata to the holders of the Series A Preferred Stock entitled thereto.

         (B) Neither the merger or consolidation of the Corporation with or into any other entity, nor the merger or consolidation of any other entity with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 6.

         (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to each holder of record of Series A Preferred Stock, at such holder's address as the same shall appear on the stock books of the Corporation (or of any transfer agent for the Series A Preferred Stock).



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         Section 7.  Voting Rights.

         (A) Except as expressly provided in this Section 7, or as otherwise required by applicable law or regulation, the holders of shares of Series A Preferred Stock shall have no voting rights.

         (B)(i) The holders of shares of Series A Preferred Stock shall be entitled to exercise the voting rights provided for in this paragraph (B) of
Section 7 (the "Election Right") upon the occurrence of a "Voting Event." It shall be a Voting Event if the Corporation or River Bank America, a New York chartered savings bank ("River Bank"), shall have failed to make the payment of full dividends on the Series A Preferred Stock or the 15% noncumulative perpetual preferred stock, series A, of River Bank (or the declaration of such full dividends and the setting apart of a sum sufficient for payment thereof) with respect to each of any six (6) Dividend Periods, whether consecutive or not. A Voting Event shall be deemed to have occurred as of the Dividend Payment Date of the Dividend Period that is the sixth (6th) Dividend Period for which the payment of full dividends on the Series A Preferred Stock has not been made (or declared and set apart for payment).

         (ii) Upon the occurrence of a Voting Event, the maximum authorized number of directors of the Corporation, without further action, shall be increased by two (2). The holders of shares of Series A Preferred Stock and the holders of any other class or series of Parity Stock as to which the payment of dividends is in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable for six (6) quarterly Dividend Periods (or if dividends are payable other than on quarterly basis the number of dividend periods, whether or not consecutive, containing in the aggregate not less than five hundred forty (540) calendar days) and upon which by its terms the same right to elect two (2) directors has been conferred and is exercisable ("Voting Parity Stock"), shall have the exclusive right, voting together as a single class, to elect the two (2) additional directors at the Corporation's next annual meeting of stockholders or at a special meeting of stockholders as provided below and to reelect two (2) directors at each subsequent annual meeting of stockholders at which the terms of such directors expire until the Election Right terminates as provided in subsection (iv) of this paragraph (B). At any time when the Election Right shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the total number of shares of the Series A Preferred Stock and such Voting Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly-created directorships for the election of directors. In the case of such a written request, such special meeting shall be held within ninety (90) days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the by-laws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than one hundred twenty (120) days before the date fixed for the next succeeding annual meeting of stockholders of the Corporation, at which meeting such newly-created directorships shall be filled by the holders of such shares. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director


621709.4
                                      -11-
shall occur by reason of death, resignation, disability or disqualification, the remaining director elected as aforesaid shall appoint a successor to hold office for the unexpired term of such former director, and if both directors elected as aforesaid shall cease to serve as directors before their terms shall expire, the holders of Series A Preferred Stock and any Voting Parity Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

         (iii) The majority of the holders of the Series A Preferred Stock and any Voting Parity Stock then outstanding, voting together as a single class, shall have the right at any time to remove without cause and replace any directors which such holders have elected or who have been appointed pursuant to this Section 7.

         (iv) The Election Right of the holders of the Series A Preferred Stock and the term of the directors elected to the Board of Directors pursuant to a particular exercise of such Election Right shall continue until full dividends have been declared and paid for four (4) consecutive Dividend Periods following the vesting of such Election Right, at which time such Election Right and the term of such directors shall, without further action, terminate, subject to revesting of the Election Right upon the occurrence of a subsequent Voting Event; provided, however, that if, at the time of termination of the Election Right of the holders of the Series A Preferred Stock, there shall be outstanding any Voting Parity Stock having similar voting rights which remain in effect, the term of any directors elected by the holders of the Series A Preferred Stock and such Voting Parity Stock shall continue until such time as the voting right of the holders of such Voting Parity Stock shall terminate by its terms. Upon such termination the number of directors constituting the Board of Directors of the Corporation shall, without further action, be reduced by two (2), subject always to increase of the number of directors pursuant to the foregoing provisions in case of the revesting of the Election Right upon the occurrence of a subsequent Voting Event.

         If for any reason the holders of the shares of Series A Preferred Stock and any Voting Parity Stock then outstanding are not able to elect the specified number of directors at the next annual meeting of stockholders in the manner described above, the Corporation shall use its best efforts to take all actions necessary to permit the full exercise of such voting rights (including, if necessary, taking action to increase the authorized number of directors standing for election at such next annual meeting of stockholders or seeking to amend, alter or change the Certificate of Incorporation or by-laws of the Corporation).

         (C)(i) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting together as a single class, (a) amend, alter or repeal or otherwise change any provision of the Certificate of Incorporation or this Certificate of Designation (including any such amendment, alteration, repeal or change effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation) if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred


621709.4
                                      -12-

Stock or (b) authorize, create or issue or increase the authorized or issued amount of any class or series of Senior Dividend Stock or Senior Liquidation Stock or any warrants, options or other rights convertible into or exchangeable for any class or series of Senior Dividend Stock or Senior Liquidation Stock.

         (ii) No vote of the holders of the Series A Preferred Stock shall be required pursuant to this paragraph (C) in the case of any of the following, which are not deemed to be a material adverse change to the rights, preferences, powers or privileges of the Series A Preferred Stock:

                    (a) an amendment of the Certificate of Incorporation which increases the number of shares of preferred stock which the Corporation is authorized to issue;

                    (b) the creation or issuance of Parity Stock or Junior
         Stock;

                    (c) the distribution of assets upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                    (d) in connection with a merger, consolidation, reorganization or other business combination involving the Corporation (any such transaction being hereinafter referred to as a "Reorganization") if:

                             (1) the resulting, surviving or acquiring
                corporation, or, if the direct owner of all the equity securities of such resulting, surviving or acquiring corporation is a corporation and such corporation will be the issuer of the shares of stock issued as set forth in clause (d)(2) below, such corporation (the "parent corporation"), will have after such Reorganization no stock outstanding ranking prior to the Series A Preferred Stock or the stock of the resulting, surviving or acquiring corporation or the parent corporation, as the case may be, issued in exchange therefor (except such stock of the resulting, surviving, acquiring or parent corporation (the "Mirror Stock") which is issued in exchange for other series of preferred stock of the Corporation which are outstanding immediately preceding such Reorganization and which were not issued in violation of the terms of this Certificate of Designation (the "Exchanged Stock"), which Mirror Stock contains the same relative powers, preferences, privileges or rights, including, without limitation, substantially equivalent voting and conversion rights, as the Exchanged Stock); and

                             (2) either (A) each holder of shares of Series A
                Preferred Stock immediately preceding such Reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same powers, preferences, privileges and rights, including, without limitation, substantially equivalent voting and conversion rights, of the resulting, surviving, or acquiring corporation, or such corporation's parent corporation, or (B) the Corporation


621709.4
                                      -13-
                is the surviving corporation and the Series A Preferred Stock remains outstanding without any change to its powers, preferences, privileges or rights, including, without limitation, voting and conversion rights.

         The Corporation may distribute to the holders of (a) the Series A Preferred Stock in exchange therefor the same number of shares of the resulting, surviving or acquiring corporation or the parent corporation, as the case may be, with substantially the same powers, preferences, privileges and rights, including, without limitation, substantially equivalent voting and conversion rights, of the resulting, surviving, or acquiring corporation, or such corporation's parent corporation, and (b) the Common Stock in exchange therefor the same number of common shares of the resulting, surviving or acquiring corporation or the parent corporation, as the case may be, with substantially the same powers, preferences, privileges and rights, including, without limitation, substantially equivalent voting and conversion rights, of the resulting, surviving, or acquiring corporation, or such corporation's parent corporation as contemplated by this Section 7(C)(ii)(d) notwithstanding anything to the contrary in
         Section 3 hereof.

         (iii) No vote of the Series A Preferred Stock shall be required if the Series A Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the Series A Preferred Stock.

         (D) Except as provided by law or the provisions of the Certificate of Incorporation, the presence at a meeting, in person or by proxy, of stockholders entitled to a majority of the shares of Series A Preferred Stock outstanding and entitled to vote on any matter shall constitute a quorum of such stockholders; provided, however, if any matter shall require a vote of holders of shares of Series A Preferred Stock and any Voting Parity Stock, voting together as a single class, the presence at a meeting, in person or proxy, of stockholders entitled to cast a majority of the shares of Series A Preferred Stock and such Voting Parity Stock which is outstanding and entitled to vote on any matter shall constitute a quorum of such stockholders. In connection with any matter on which holders of the Series A Preferred Stock are entitled to vote as one class or otherwise pursuant to law or regulation or the provisions of the Certificate of Incorporation, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held by such holder.

         Section 8.  No Conversion, Preemptive or Subscription Rights.

         The holders of shares of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any interest in, the Corporation. The Series A Preferred Stock is not entitled to any preemptive or subscription rights with respect to any securities of the Corporation.



621709.4
                                      -14-

         Section 9.  No Other Rights.

         The shares of Series A Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional and other special rights except as set forth herein or in any other provision of the Certificate of Incorporation or as otherwise required by applicable law or regulation.

         Section 10.  Business Day.

         For purposes hereof, the term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are obligated or authorized by law or executive order to be closed.

         Section 11.  Action by Committee of Board of Directors.

         To the extent permitted by applicable law, any action specified herein as being authorized or required to be taken by the Board of Directors may be taken by a duly autho rized committee thereof.

         Section 12.  Compliance with Applicable Law.

         Declaration by the Board of Directors and payment by the Corporation of dividends to the holders of the Series A Preferred Stock, the repurchase, redemption or other acqui sition by the Corporation of shares of Series A Preferred Stock and any Note Exchange shall be subject in all respects to any restrictions and limitations placed on dividends, repurchases, redemptions or other distributions by the Corporation or otherwise under applicable law.

         Section 13.  Miscellaneous.

         (A) All notices referred to herein shall be in writing, and except as otherwise provided all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail, (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: (i) if to the Corporation, to its office at 645 Fifth Avenue, New York, New York 10022 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, if any, or other agent of the Corporation designated as permitted by this Certificate of Designations; or (ii) if to any holder of the Series A Preferred Stock, to such holder at the address of such holder as listed in the stock books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock); or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.



621709.4
                                      -15-

         (B) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which such payment should be sent, the Corporation shall be entitled to make such payment in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send such payment to the address of such holder shown on the records of the Corporation.

         (C) Unless otherwise provided herein or in the Certificate of Incorporation, all payments in the form of dividends, distributions on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or otherwise made upon the shares of Series A Preferred Stock and any Parity Stock shall be made pro rata, so that amounts paid per share on the Series A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series A Preferred Stock and such Parity Stock bear to each other.

         (D) The Corporation may appoint, and from time to time discharge and change, a transfer agent and registrar for the Series A Preferred Stock. Upon any such appointment, discharge or change of a transfer agent and registrar, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.


         IN WITNESS WHEREOF, River Distribution Sub, Inc. has caused this Certificate of Designation to be duly signed by James R. McDougal, its President and Chief Executive Officer, and attested by Robin Chandler Duke, its Secretary, this 16th day of October, 1997.


                                  RIVER DISTRIBUTION SUB, INC.



                                  By: /s/ Jerome R. McDougal
                                      __________________________
                                      Name:  Jerome R. McDougal
                                      Title: President and Chief
                                             Executive Officer
Attest:


By:  /s/ Robin Chandler Duke
     ________________________
Name:  Robin Chandler Duke
Title: Secretary



621709.4
                                      -16-

                               FORM OF INDENTURE1

-------------------------------------------------------------------------------


                         [RIVER DISTRIBUTION SUB, INC.2]


                       15% Subordinated Capital Debentures
                                    due 2014


                                 ---------------

                                    INDENTURE
                                 ---------------


                               Dated as of [       ]


                 [                                         ]

                                     Trustee

-------------------------------------------------------------------------------


--------
1 Form of Indenture for Subordinated Notes to be issued in the event of an exchange of the 15% Noncumulative Perpetual Preferred Stock, Series A, of River Distribution Sub, Inc.. The Form of Indenture is subject to necessary and appropriate changes prior to the exchange of the Series A Preferred Stock, provided that, without the consent of the holders of 66 2/3% of the outstanding shares of Series A Preferred Stock, such changes do not materially adversely affect the rights and interests of holders of Series A Preferred Stock.

2 Or the successor upon a Change of Control, the "Note Issuer" as defined in the Certificate of Designation of the Series A Preferred Stock.

620797.2

                                TABLE OF CONTENTS

                                    ARTICLE I

                                                                                                                Page
                    DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

Section 1.01  Definitions.........................................................................................1
Section 1.02  Other Definitions...................................................................................5
Section 1.03  Incorporation by Reference of Trust Indenture Act...................................................5
Section 1.04  Rules of Construction...............................................................................5

                                   ARTICLE II

                                  THE SECURITIES..................................................................6

Section 2.01  Form and Dating.....................................................................................6
Section 2.02  Execution and Authentication........................................................................6
Section 2.03  Registrar and Paying Agent..........................................................................7
Section 2.04  Payment by the Corporation to the Trustee; Paying Agent to Hold Money in
                  Trust...........................................................................................7
Section 2.05  Securityholder Lists................................................................................7
Section 2.06  Transfer and Exchange...............................................................................8
Section 2.07  Replacement Securities..............................................................................9
Section 2.08  Outstanding Securities..............................................................................9
Section 2.09  Treasury Securities................................................................................10
Section 2.10  Temporary Securities...............................................................................10
Section 2.11  Cancellation.......................................................................................10
Section 2.12  Defaulted Interest.................................................................................10
Section 2.13  Certain Limitations on Securities..................................................................10

                                   ARTICLE III

                                    COVENANTS....................................................................11
Section 3.01  Payment of Securities..............................................................................11
Section 3.02  Dividends and Certain Other Elements...............................................................11
Section 3.03  Transactions with Affiliates.......................................................................11
Section 3.04  Reports by Corporation.............................................................................12
Section 3.05  Maintenance of Properties; Insurance...............................................................12
Section 3.06  Maintenance of Books and Records...................................................................13
Section 3.07  Conduct of Business................................................................................13
Section 3.08  Taxes and Claims...................................................................................13

620797.2
                                       -i-

                                                                                                               Page

Section 3.09  Money for Security Payments to Be Held in Trust....................................................13
Section 3.10  Compliance Certificate.............................................................................14
Section 3.11  Continued Existence................................................................................14
Section 3.12  Limitation on Subordinated Indebtedness............................................................14

                                   ARTICLE IV

                                   SUCCESSORS....................................................................15

Section 4.01  When Corporation May Merge, etc....................................................................15
Section 4.02  Successor Substituted..............................................................................15

                                    ARTICLE V

                                DEFAULTS AND REMEDIES............................................................16

Section 5.01  Events of Default..................................................................................16
Section 5.02  Acceleration; Limitations on Acceleration..........................................................17
Section 5.03  Other Remedies.....................................................................................18
Section 5.04  Waiver of Default..................................................................................18
Section 5.05  Control by Majority................................................................................18
Section 5.06  Limitation on Suits................................................................................18
Section 5.07  Rights of Holders to Receive Payment...............................................................19
Section 5.08  Collection Suit by Trustee.........................................................................19
Section 5.09  Trustee May File Proofs of Claim...................................................................19
Section 5.10  Priorities.........................................................................................19
Section 5.11  Undertaking for Costs..............................................................................20

                                   ARTICLE VI

                                     TRUSTEE.....................................................................20

Section 6.01  Duties of Trustee..................................................................................20
Section 6.02  Rights of Trustee..................................................................................21
Section 6.03  Individual Rights of Trustee.......................................................................22
Section 6.04  Disclaimer.........................................................................................22
Section 6.05  Notice of Defaults.................................................................................22
Section 6.06  Reports by Trustee to Holders......................................................................22
Section 6.07  Compensation and Indemnity.........................................................................22
Section 6.08  Replacement of Trustee.............................................................................23
Section 6.09  Successor Trustee by Merger........................................................................24

620797.2
                                      -ii-

                                                                                                               Page

Section 6.10  Eligibility; Disqualification......................................................................24
Section 6.11  Preferential Collection of Claims Against Corporation..............................................24

                                   ARTICLE VII

                             SATISFACTION AND DISCHARGE..........................................................24

Section 7.01  Satisfaction and Discharge of Indenture............................................................24
Section 7.02  Application of Trust Money.........................................................................25
Section 7.03  Repayment to Corporation...........................................................................25

                                  ARTICLE VIII

                                    AMENDMENTS...................................................................26

Section 8.01  Without Consent of Holders.........................................................................26
Section 8.02  With Consent of Holders............................................................................26
Section 8.03  Reserved...........................................................................................27
Section 8.04  Revocation and Effect of Consents..................................................................27
Section 8.05  Notation on or Exchange of Securities..............................................................27
Section 8.06  Trustee Protected..................................................................................27
Section 8.07  Rights of Holders to Receive Payment...............................................................27
Section 8.08  Collection Suit by Trustee.........................................................................27
Section 8.09  Trustee May File Proofs of Claim...................................................................28
Section 8.10  Priorities.........................................................................................28
Section 8.11  Undertaking for Costs..............................................................................28

                                   ARTICLE IX

                                  SUBORDINATION..................................................................29

Section 9.01  Agreement to Subordinate...........................................................................29
Section 9.02  Subordination......................................................................................29
Section 9.03  Notice to Trustee of Specified Events; Reliance on Certificate of Custodian........................30
Section 9.04  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice............................31
Section 9.05  Absolute Obligation to Pay.........................................................................31
Section 9.06  Trustee's Rights as Holder of Senior Debt..........................................................31
Section 9.07  No Implied Obligations to Holders of Senior Debt...................................................32
Section 9.08  Enforceability of Subordination....................................................................32
Section 9.09  Trustee Authorized to Effectuate Subordination.....................................................32


620797.2
                                      -iii-

                                                                                                               Page

                                    ARTICLE X

                                    REDEMPTION...................................................................32

Section 10.01  Optional Redemption; Notice to Trustee............................................................32
Section 10.02  Selection of the Securities to Be Redeemed........................................................33
Section 10.03  Notice of Redemption..............................................................................33
Section 10.04  Effect of Notice of Redemption....................................................................33
Section 10.05  Deposit of the Redemption Price on Optional Redemption............................................33
Section 10.06  Securities Redeemed in Part.......................................................................34

                                   ARTICLE XI

                                  MISCELLANEOUS..................................................................34

Section 11.01  Trust Indenture Act Controls......................................................................34
Section 11.02  Notices...........................................................................................34
Section 11.03  Communication by Holders with Other Holders.......................................................35
Section 11.04  Certificate and Opinion as to Conditions Present..................................................35
Section 11.05  Statements Required in Certificate or Opinion.....................................................35
Section 11.06  Rules by Trustee and Agents.......................................................................36
Section 11.07  Legal Holidays....................................................................................36
Section 11.08  No Recourse Against Others........................................................................36
Section 11.09  Duplicate Originals...............................................................................36
Section 11.10  Governing Law.....................................................................................36
Section 11.11  No Adverse Interpretation of Other Agreements.....................................................36
Section 11.12  Successors........................................................................................36
Section 11.13  Severability......................................................................................36
Section 11.14  Table of Contents, Headings, etc..................................................................36


Exhibit A          Form of Security



620797.2
                                      -iv-

         INDENTURE dated as of [_________________] between [River Distribution Sub, Inc., a Delaware corporation,] and [______________________], a [_______________] corporation, as trustee.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the 15% Subordinated Capital Debentures due 2014.


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01  Definitions.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Board of Directors" means the Board of Directors of the Corporation or any authorized committee of such Board.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

         "Commission" means the Securities and Exchange Commission, and its successors.

         "Consolidated Tangible Capital" of any Person means, at any date, the total amount of non-redeemable preferred stock and common shareholders' equity (excluding amounts attributable to securities which are exchangeable for or convertible into securities other than non-redeemable preferred stock or common stock and any amounts attributable to shares issued pursuant to an acquisition by such Person) which would appear on a consolidated statement of financial condition of such Person as at such date prepared in accordance with generally accepted accounting principles, less all intangible assets appearing thereon.


620797.2

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is [______________________].

         "Corporation" means River Distribution Sub, Inc. or its successor "Note Issuer" upon a "Change of Control" as defined in the Certificate of Designation of Series A Preferred Stock, provided that any such successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Corporation" shall mean each successor Person, and any other obligor upon the Securities.

         "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Depository" means [The Depository Trust Company] and includes any successor thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as in effect from time to time.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered in the register of the Securities kept by the Registrar.

         "Indebtedness" means, with respect to any Person, at any date, (i) all indebtedness, obligations or other liabilities for borrowed money, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, and whether now existing or hereafter created; (ii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon Property owned by such Person; (iii) all indebtedness, obligations or liabilities of others of the type described in the preceding clauses (i) and (ii) which the Corporation has guaranteed or is in any other way liable for; and (iv) all amendments, renewals, extensions or refundings of any such indebtedness, obligation or liability.

         "Indenture" means this instrument as amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereto.

         "Interest Payment Due" means the date specified in the Securities as the fixed date on which interest is due and payable.

         "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation.

         "Officers' Certificate" means a certificate signed by (i) the Chairman or Vice Chairman of the Board of Directors, President or any Vice President and
(ii) the Treasurer, Secretary or

620797.2
                                       -2-
any Assistant Treasurer or any Assistant Secretary of the Corporation and delivered to the Trustee by the terms of this Indenture; provided that, in the event an Officer of the Corporation holds a position set forth in (i) or (ii) above, such Officer may sign an Officer's Certificate only in his capacity as an Officer under either clause (i) or (ii), but not both.

         "Opinion of Counsel" means a written opinion from legal counsel, which opinion and legal counsel are acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation.

         "Order of the Corporation" means a written order signed in the name of the Corporation by its President or any Vice President and by its Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation and delivered to the Trustee.

         "Person" means an individual, partnership, corporation or unincorporated organization, and a government or agency or political subdivision thereof.

         "Principal" means principal amount of a debt security plus the premium, if any, on the security.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Ranking Junior to the Securities" means, as respects any obligation of the Corporation, an obligation that by express provisions in the instrument creating, evidencing or governing such obligation (i) is specifically designated as ranking junior to the Securities, (ii) ranks junior to and not equally with or prior to the Securities (or to the Securities and any other obligations of the Corporation ranking on a parity with the Securities) in right of payment upon the happening of a Specified Event and (iii) is also made junior and subordinate in right of payment to other obligations of the Corporation to at least the same extent as the Securities are made junior and subordinate thereto by the provisions of Section 9.02.

         "Ranking on a Parity with the Securities" means, with respect to any obligation of the Corporation, an obligation that by express provisions in the instrument creating, evidencing or governing such obligation (i) is specifically designated as ranking on a parity with the Securities, (ii) ranks equally with and not prior to the Securities in right of payment upon the happening of a Specified Event and (iii) is also made junior and subordinate in right of payment to other obligations of the Corporation to the same extent as the Securities are made junior and subordinate thereto by the provisions of Section 9.02.

         "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Security.


620797.2
                                       -3-

         "Redemption Price" means, when used with respect to any Security to be redeemed, the price fixed for such redemption pursuant to this Indenture and the Security as set forth in Section 10.01.

         "Regular Record Date" means the 15th day (whether or not a Business
Day) of the month preceding the month in which an Interest Payment Date occurs.

         "Securities" means the "15% Subordinated Capital Debentures due 2014" described above and issued under this Indenture.

         "Senior Debt" means principal of and premium, if any, and interest on all claims against the Corporation, including, without limitation, commercial paper, repurchase agreements, secured Indebtedness and the Corporation's other obligations to its general and secured creditors, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Corporation (and all renewals, extensions or refundings thereof); provided, however, that "Senior Debt" shall not include the Securities, any Indebtedness Ranking on a Parity with the Securities, any Indebtedness Ranking Junior to the Securities or any Indebtedness for money borrowed by the Corporation from any Subsidiary or Affiliate.

         "Series A Preferred Stock" means the 15% Noncumulative Perpetual Preferred Stock, Series A of the Corporation.

         "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, more than 50% of the Voting Stock.

         "TIA" means the Trust Indenture Act of 1939, as amended, and as in effect from time to time.

         "Trustee" means the party named as such in this indenture until a successor replaces it and thereafter means such successor.

         "Trust Officer" means any officer within the Corporate Trust Office (or any successor group) of the Trustee, including any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of or familiarity with the particular subject.

         "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing similar functions).


620797.2
                                       -4-

         Section 1.02  Other Definitions.


         Term                                                   Defined in

"Blockage Period"...............................................Section 9.02(b)
"Custodian".....................................................Section 5.01
"Default Notice"................................................Section 9.02(b)
"Event of Default"..............................................Section 5.01
"Legal Holiday".................................................Section 11.07
"Paying Agent"..................................................Section 2.03
"Registrar".....................................................Section 2.03
"Special Record Date"...........................................Section 2.12
"Specified Event"...............................................Section 9.02(a)


         Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, notwithstanding the fact that the Indenture is not qualified under the TIA.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the securities means the Corporation.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule of the Commission under the TIA have the meanings assigned to them thereby.

         Section 1.04 Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in the United States at the date of such computation; (iii) "or" is always used inclusively (for example, the phrase "A" or "B" means "A or B or both," not "either A or B, but not both"); (iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; and unless specifically stated, the

620797.2
                                       -5-
words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II

                                 THE SECURITIES

         Section 2.01 Form and Dating. The Securities and Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         Section 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Corporation by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be actual or facsimile.

         If an officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. Such manual signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Except as otherwise provided in Section 2.06, the Securities will be issued in global form only registered in the name of the Depository or its nominee. The Securities will not be issued in definitive form, except as otherwise provided in Section 2.06, and ownership of the Securities shall be maintained in book entry form by the Depository for the accounts of participating organizations of the Depository.

         The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 5 of the Securities upon an Order of the Corporation. The aggregate principal amount of Securities outstanding at any time may not exceed the amount as stated in paragraph 5 of the Securities except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities, which authenticating agent shall be compensated by the Corporation. An authenticating agent may authenticate Securities whenever the Trustee may do so, other than the authentication of Securities issued upon original issue or pursuant to Section 2.07. Except as provided in the previous sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Corporation or an Affiliate.

620797.2
                                       -6-

         Section 2.03 Registrar and Paying Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may appoint one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Corporation or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Corporation shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Corporation shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Corporation initially appoints the Trustee as Registrar and Paying Agent.

         Section 2.04 Payment by the Corporation to the Trustee; Paying Agent to Hold Money in Trust. On each due date for the payment of principal of, or interest on, any of the Securities, the Corporation shall deposit with the Trustee or Paying Agent, as the case may be, in immediately available funds a sum sufficient to pay the principal or interest so becoming due.

         The Corporation will require each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Corporation (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         Section 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee at least 10 days before each Interest Payment Date and at such other times as the Trustee may request in writing all information in the possession or control of the Corporation

620797.2
                                       -7-
or any Paying Agent as to the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably require.

         Section 2.06 Transfer and Exchange. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange them for an equal principal amount of Securities of authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Trustee, the Registrar and the Paying Agent shall be entitled to rely on such representation in authenticating, registering the transfer or exchange of, or making of payments on, the Securities.

         The Registrar shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of 15 Business Days before the day of any selection of Securities for redemption under
Section 10.02 and ending at that close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except for the unredeemed portion of any Security being redeemed in part.

         Notwithstanding anything to the contrary contained herein, any global Security shall be exchangeable for definitive securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor depository is not appointed by the Corporation within 90 days of the date the Corporation is so informed in writing, (ii) the Corporation executes and delivers to the Trustee an Order of the Corporation to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. If the beneficial owners of interests in a global Security are entitled to exchange such interest for definitive Securities, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Corporation shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, containing identical terms and in aggregate principal amount equal to the principal amount of, such global Security, executed by the Corporation. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered by the Depository, and in accordance with instructions given to the Trustee and the Depository (which instructions shall be in writing but need not be contained in or accompanied by an Officer's Certificate or be accompanied by an Opinion of Counsel), as the Corporation's agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which shall be in the form of fully registered Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of 15 Business Days before the day of any selection of Securities for redemption under Section 10.02 and ending on the relevant

620797.2
                                       -8-

Redemption Date. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository, or such other Depository referred to above in accordance with the instructions of the Corporation referred to above. If a definitive Security is issued in exchange for any portion of a global Security after the close of business at the Corporate Trust Office on or after (i) any Regular Record Date for such Security and before the opening of business at such Corporate Trust Office on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Corporate Trust Office on the related proposed date for payment of interest or defaulted interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

         Section 2.07 Replacement Securities. If the Holder of a mutilated Security surrenders such Security to the Trustee, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Corporation, such Holder shall provide an indemnity bond sufficient in the judgment of both the Corporation and the Trustee to protect the Corporation, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Corporation may charge for its expenses in replacing a Security.

         Every replacement Security issued under this Section shall constitute an obligation of the Corporation, entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities.

         Section 2.08 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced security is held by a bona fide purchaser.

         If Securities are considered paid under Section 3.01, they cease to be outstanding and interest on them ceases to accrue.


620797.2
                                       -9-

         A Security does not cease to be outstanding because the Corporation or an Affiliate of the Corporation holds the Security.

         Section 2.09 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or an Affiliate of the Corporation shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

         Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Corporation may prepare and the Trustee shall, upon Order of the Corporation, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Corporation considers appropriate for temporary Securities including, without limitation, a legend stating that such temporary Security is a temporary Security. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

         Section 2.11 Cancellation. The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities and deliver a certificate of such destruction to the Corporation, unless the Corporation directs the Trustee to deliver canceled Securities to the Corporation. The Corporation may not issue new Securities to replace securities that it has paid or that have been delivered to the Trustee for cancellation.

         Section 2.12 Defaulted Interest. If the Corporation fails to make a payment of interest on the Securities on the due date therefor or within the grace period set forth in Section 5.01(1), it shall pay such interest thereafter in any lawful manner. It may pay such interest, plus any interest lawfully payable on it, to the Persons who are Securityholders on a subsequent special record date (a "Special Record Date"). The Corporation shall fix the Special Record Date and related payment date. At least 10 days before the Special Record Date, the Corporation shall mail to Securityholders a notice that states the Special Record Date, related payment date, and amount of such interest to be paid.

         Section 2.13 Certain Limitations on Securities. Notwithstanding anything to the contrary in this Indenture (or in any related document):

                  (a) In the event that the obligations represented by the Securities are assumed in full by another corporation, which shall succeed by merger or otherwise to substantially

620797.2
                                      -10-
         all of the assets and the business of the Corporation, and payment or provision for payment shall have been made in respect of all matured installments of interest upon the Securities together with all matured installments of principal on such Securities which shall have become due otherwise than by acceleration, then any default caused by the appointment of a receiver for the Corporation shall be deemed to have been cured, and any declaration consequent upon such default declaring the principal and interest on the Securities to be immediately due and payable shall be deemed to have been rescinded.

                  (b) The Securities are unsecured by the assets of the Corporation, or any of its affiliates.

                  (c) The Securities are subordinated and junior in right of payment to the Corporation's obligations to its depositors and to the Corporation's other obligations to its general and secured creditors.

                  (d) The Securities are ineligible as collateral for a loan by the Corporation.


                                   ARTICLE III

                                    COVENANTS

         Section 3.01 Payment of Securities. The Corporation shall punctually pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Trustee or all Paying Agents hold on that date money designated for and sufficient to pay all principal and interest then due.

         The Corporation shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         Section 3.02 Dividends and Certain Other Elements. The Corporation shall not (i) declare or pay or set apart any funds for the payment of dividends on, or make any other distribution in respect of, any shares of its capital stock (other than dividends or distributions payable solely in shares of its capital stock) or (ii) make, or permit any Subsidiary or Affiliate to make, any payment on account of the purchase, redemption or other acquisition or retirement of any such shares or obligations, if at the time of such action and after giving effect thereto a Default or an Event of Default shall have occurred and be continuing.

         Section 3.03 Transactions with Affiliates. Neither the Corporation nor any Subsidiary will pay, directly or indirectly, any funds to or for the account of, make any investment in, enter into any transaction including, without limitation, the purchase, sale or exchange of

620797.2
                                      -11-

Property or the rendering of any service, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except that the Corporation or any Subsidiary may (i) make such payments and investments or enter into such transactions on terms and conditions at least as favorable to the Corporation or such Subsidiary, as the case may be, as those that could be obtained in a comparable arm's-length transaction with a Person not an Affiliate (as determined in good faith by the Board of Directors, whose determination shall be conclusive) and (ii) make payments or provide compensation (including the extension of credit upon such favorable terms as are permitted by applicable laws and regulation) for services rendered by any Affiliate who is an officer, director or employee of the Corporation or any Subsidiary; and provided, further, that for purposes of this Section, the term "Affiliate" shall not include, in the case of the Corporation, any Subsidiary, or, in the case of any Subsidiary, the Corporation.

         Section 3.04  Reports by Corporation.

                  (a) The Corporation shall file with the Trustee within 5 days after it files them with the Commission copies of the annual and quarterly reports and of the information, documents and other reports which the Corporation files, or which are filed in respect of the Corporation, with the Commission pursuant to Section 13 of the Exchange Act and the regulations of the Commission thereunder, or any other rules and regulations of the Commission under the Exchange Act as may from time to time be in effect. If the Corporation is not subject to the requirements of Section 13 of the Exchange Act, the Corporation shall file with the Trustee, within 15 days after it would have otherwise been required to file pursuant to the Exchange Act, financial statements including any notes thereto, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Corporation would have been required to include in the annual and quarterly reports, information documents or other reports (under rules currently in effect on the date hereof) which the Corporation would have been required to file pursuant to
         Section 13 of the Exchange Act.

                  (b) While any of the Securities are outstanding, the Corporation shall mail to each Holder copies of the annual and quarterly reports of the Corporation that it is required to file with the Trustee pursuant to Section 3.04(a) (or summaries thereof) within 30 days after such filing is required to be made.

         Section 3.05 Maintenance of Properties; Insurance. The Corporation will keep, and will cause each Subsidiary to keep, all Property useful and necessary in its business in good working order and condition. The Corporation will maintain and will cause each Subsidiary to maintain (either in the name of the Corporation or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts as are usually insured against in the same general area by companies of established repute engaged in a similar business.


620797.2
                                      -12-

         Section 3.06 Maintenance of Books and Records. The Corporation will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves. The Corporation shall cause its books of record and account and those of each of its Subsidiaries to be examined on a consolidated basis by a nationally recognized firm of independent public accountants not less frequently than annually for purposes of preparing audited consolidated financial statements and shall not make any change in the accounting principles applied to its financial statements not concurred in by such firm or firms. The Corporation shall prepare its financial statements in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein.

         Section 3.07 Conduct of Business. The Corporation shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which it is subject and to obtain, preserve and renew any licenses, permits, franchisees or other governmental authorizations necessary to the ownership or operation of its Properties or to the conduct of its business, if failure to so comply, obtain, preserve and renew adversely affects, or so far as the Corporation can at the time foresee is reasonably likely to adversely affect, in any material respect the business, prospects, earnings, Properties or condition, financial or otherwise, of the Corporation and its Subsidiaries taken as a whole.

         Section 3.08 Taxes and Claims. The Corporation shall, and shall cause each of its Subsidiaries to, pay prior to delinquency:

                        (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                       (ii) all claims or demands of material men, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a lien upon its Property;

         Provided that items in clauses (i) and (ii) need not be paid while being contested in good faith by appropriate proceedings, and provided, further, that adequate book reserves (in the opinion of the Corporation's independent accountants) have been established with respect thereto; and provided, further, that the owning company's title to, and its right to use, its Property is not materially adversely affected thereby.

         Section 3.09 Money for Security Payments to Be Held in Trust. If the Corporation shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust in a trust or special deposit account for the benefit of the Persons entitled thereto a sum sufficient to pay the principal; or interest so becoming due until such sum shall be paid to such Person or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

620797.2
                                      -13-

         Whenever the Corporation shall have one or more Paying Agents, it will, on or prior to each date for the payment of the principal of or interest on the Securities, deposit with the Paying Agents sums sufficient to pay the principal or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such payments pursuant to the agreement referred to in
Section 2.04; and, unless such Paying Agent is the Trustee, the Corporation will promptly notify the Trustee of its action or failure so to act.

         For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Corporation may at any time pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee, the Corporation or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

         Section 3.10 Compliance Certificate. The Corporation shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Corporation has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such Certificate, that to the best of his knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and specifying what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities are prohibited.

         The Corporation will, so long as any of the Securities are outstanding, deliver to the Trustee at its Corporate Trust Office, forthwith upon becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate describing such Default, Event of Default or default and specifying what action the Corporation is taking or proposes to take with respect thereto. Any such Certificate delivered under this Section 3.10 shall comply with Section 314 of the TIA.

         Section 3.11 Continued Existence. Subject to Article IV, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

         Section 3.12 Limitation on Subordinated Indebtedness. The Corporation shall not incur or suffer or permit to exist any Indebtedness that is by its terms subordinated in right of payment to Senior Debt except for Indebtedness Ranking on a Parity with the Securities or Ranking Junior to the Securities.

620797.2
                                      -14-

                                   ARTICLE IV

                                   SUCCESSORS

         Section 4.01 When Corporation May Merge, etc. Subject to Section 2.13, the Corporation shall not consolidate or merge with or into, or transfer, sell, lease or convey all or substantially all of its Property to, any Person unless:

                        (i) the corporation formed by or surviving any such consolidation or merger, or the Person to which such transfer, sale, lease or conveyance shall have been made, unconditionally assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture including but not limited to the due and punctual payment of the principal of and interest on all the Securities;

                       (ii) immediately after the transaction, the Consolidated Tangible Capital of the corporation formed by or surviving such consolidation or merger, or the Person to which such transfer, sale, lease or conveyance has been made, shall not be a negative amount; and

                        (iii) immediately after the transaction no Default or Event of Default exists.

         The Corporation shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture and that all conditions precedent to the consummation of the transaction under this Indenture have been met.

         The surviving corporation shall be the successor Corporation, but the predecessor Corporation in the case of a transfer, sale, lease or conveyance shall not be released from the obligation to pay the principal of and interest on the Securities.

         The parties hereto recognize that the remedies otherwise provided in this Indenture may not provide an adequate remedy in the case of noncompliance by the Corporation under this Section. The parties hereto therefore agree that, in any such case of noncompliance, the Trustee shall be entitled to seek an injunction or specific performance of the Corporation's obligations under this Section, or any other equitable remedies, in addition to other remedies provided in this Indenture.

         Section 4.02 Successor Substituted. Upon any consolidation or merger, or any transfer, sale, lease or conveyance of all or substantially all of the assets of the Corporation in accordance with Section 4.01, the successor Person formed by such consolidation or into which the Corporation is merged or to which such transfer, sale, lease or conveyance is made

620797.2
                                      -15-
shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor had been named as the Corporation herein.


                                    ARTICLE V

                              DEFAULTS AND REMEDIES

         Section 5.01  Events of Default.   An "Event of Default" occurs if:

                  (1) the Corporation defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

                  (2) the Corporation defaults in the payment of the principal of or premium on any Security (including any sinking fund payment) when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

                  (3) the Corporation fails to comply with any of its other agreements or covenants in or provisions of the Securities or this Indenture, and such default continues for a period of 30 days after the Trustee notifies the Corporation, or the Holders of at least 25% in principal amount of the then-outstanding Securities notify the Corporation and the Trustee, of such Default;

                  (4) a default (other than default under any mortgage indenture or instrument securing or evidencing any indebtedness secured by an interest in a particular real estate development project, or under any guarantee of payment of indebtedness which guarantee is secured by an interest in a particular real estate development project, in either case which is expressly stated to be without recourse to the Corporation or any of its Subsidiaries or which is a purchase money or similar mortgage indebtedness that is without recourse to the Corporation or any of its Subsidiaries under applicable state law from the date of its execution) occurs under any instrument or any other obligation representing Indebtedness of the Corporation or any Subsidiary if (i) the effect of such default is to permit the acceleration of such Indebtedness and (ii) the aggregate principal amount of such indebtedness as to which any such default or defaults shall have occurred exceeds $10 million;

                  (5) a court or governmental agency or authority having jurisdiction in the premises enters a decree or order (i) declaring the Corporation or any Subsidiary to be bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment, composition of or in respect of the Corporation or any Subsidiary in an involuntary case under any bankruptcy or similar law for the benefit of creditors, (iii) appointing a receiver, conservator, liquidator, custodian, trustee,

620797.2
                                      -16-
         sequestrator, assignee in bankruptcy or insolvency or any similar official (collectively, a "Custodian") of the Corporation or any subsidiary or of its Property or (iv) for the winding up or liquidation of the affairs of the Corporation or any Subsidiary, and such decree or order shall have continued undischarged and unstayed for a period of 30 days;

                  (6) the Corporation or any Subsidiary commences a voluntary case, consents to the entry of any order of relief in an involuntary case under any bankruptcy or similar law for the benefit of creditors, seeks or consents to the appointment of a Custodian or to the taking possession by a Custodian of it or of any substantial part of its Property, makes an assignment for the benefit of creditors, fails generally to pay its debts as they become due, or takes corporate action in furtherance of any of such purposes;

                  (7)  a Custodian shall be appointed for the Corporation; or

                  (8) one or more judgments have been rendered against the Corporation or any Subsidiary in an aggregate amount exceeding $10 million which judgments remain undischarged for a period of 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired.

         Section 5.02 Acceleration; Limitations on Acceleration. Subject to
Section 2.13, if an Event of Default (other than an Event of Default specified in clause (5) or (6) as such clauses relate to the Corporation or clause (7) of
Section 5.01) occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 25% in principal amount of the then-outstanding Securities by notice to the Corporation and the Trustee, may declare the principal of an accrued interest on all the securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately without any presentment, demand, protest or notice to the Corporation, all of which the Corporation expressly waives. Subject to Section 2.13, if an Event of Default specified in clause (5) or (6) as such clauses relate to the Corporation or clause (7) of Section 5.01 occurs, such an amount shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of a majority in principal amount of the then-outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if:

                  (1) the rescission would not conflict with any judgment or decree;

                  (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;


620797.2
                                      -17-

                  (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

                  (4) all payments then due the Trustee and any predecessor Trustee under Section 6.07 have been made.

         Section 5.03 Other Remedies. Subject to Section 2.13, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by an action at law, suit in equity or other appropriate proceeding to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon a Default or Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Default or Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 5.04 Waiver of Default. The Holders of at least a majority in principal amount of the then-outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing default or Event of Default in the payment of the principal of or interest on any Security. No such waiver shall extend to any subsequent or other Default or Event of Default.

         Section 5.05 Control by Majority. The Holders of a majority in principal amount of the then-outstanding Securities may direct the time, method and place of conducting any pro ceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, regulation or this Indenture, is unduly prejudicial to the rights of other Securityholders or would subject the Trustee to personal liability.

         Section 5.06 Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then-outstanding Securities make a request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer(s) to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;


620797.2
                                      -18-

                  (4) the Trustee does not comply with the request within 60 days after the receipt of the notice, the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then-outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         Section 5.07 Rights of Holders to Receive Payment. Subject only to
Article IX, Section 2.13 and the provisions of Section 5.02 regarding rescission of acceleration, notwith standing any other provision of this Indenture, the right of any holder of a Security to receive payment of principal of and interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Section 5.08 Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 5.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid on the Securities and any compensation due the Trustee under Section 6.07.

         Section 5.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its Property.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         Section 5.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 6.07;

                  Second: to holders of Senior Debt to the extent required by
         Article IX;

                  Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to

620797.2
                                      -19-
         the amounts due and payable on the Securities for principal and interest, respectively; and

                  Fourth: to the Corporation, its successors or assigns, or to whomever may be legally entitled to receive the remainder, or as a court of competent jurisdiction may determine.

         The Trustee may fix a record date and a payment date for any payment to the Securityholders pursuant to this Article.

         Section 5.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of rights set forth in Section 5.07, or a suit by Holders of at least 15% in principal amount of the then-outstanding Securities.


                                   ARTICLE VI

                                     TRUSTEE

         Section 6.01  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                           (1) the Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others;
                  and

                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but shall not be required to verify the accuracy of the contents of such certificates or opinions. However,

620797.2
                                      -20-
                  the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action or failure to act, or its own willful misconduct, except that:

                           (1) this paragraph does not limit the effect of
                  paragraph (b) of this Section;

                           (2) the Trustee shall not be liable for any error of
                  judgement made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives an indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 6.02  Rights of Trustee.

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.


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                                      -21-

         Section 6.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

         Section 6.04 Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

         Section 6.05 Notice of Defaults. If a Default or Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

         Section 6.06  Reports by Trustee to Holders.

                  (a) Within 60 days after each April 15, the Trustee shall mail to each Securityholder and the Corporation a brief report dated as of such April 15 that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b)(2).

                  (b) In lieu of the foregoing reports, so long as this Indenture is not qualified under the TIA, the Trustee may transmit by mail to the Corporation a statement as to its qualifications and eligibility hereunder, and shall transmit by mail a copy of such statement to such Holders who have previously furnished a written request therefor to the Trustee.

         Section 6.07 Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Corporation shall indemnify the Trustee against any loss or liability incurred by it in connection with its services hereunder except as set forth in the next paragraph. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity.

620797.2
                                      -22-

The Corporation shall settle or defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, at the expense of the Corporation.

         The Corporation need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or Property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (5), (6) and (7) of Section 5.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy or similar law for the benefit of creditors.

         Section 6.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the then-outstanding Securities may remove the Trustee by so notifying the Trustee and the Corporation. The Corporation may remove the Trustee if:

                  (1)  the Trustee fails to comply with Section 6.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy or similar law for the benefit of creditors;

                  (3) a custodian or public officer takes charge of the Trustee or its Property; or

                  (4)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Corporation.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the then-outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

620797.2
                                      -23-

         If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all Property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

         Section 6.09 Successor Trustee by Merger. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 6.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $10 million as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

         Section 6.11 Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall comply with TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE VII

                           SATISFACTION AND DISCHARGE

         Section 7.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to (i) any rights of substitution, registration of transfer and exchange of Securities herein expressly provided for, (ii) rights hereunder of Holders to receive payments of principal of, or interest on, the Securities and (iii) the rights, obligations and immunities of the Trustee hereunder, including without limitation, its rights under Section 6.07), and the Trustee, on the demand and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1)  either

                           (A) all Securities theretofore authenticated and
                  delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been

620797.2
                                      -24-
                  replaced or paid as provided in Article II, and (ii) Securities for the payment of which money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 7.03) have been delivered to the Trustee for cancellation; or

                           (B) the principal of all such Securities not
                  theretofore delivered to the Trustee for cancellation has become due and payable and the Corporation has deposited or caused to be deposited in trust with the Trustee, solely for the benefit of the Holders, funds in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation;

                  (2) the Corporation has irrevocably paid or caused to be irrevocably paid all other sums payable hereunder by the Corporation; and

                  (3) the Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein to be complied with by the Corporation relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 7.02 Application of Trust Money. The Trustee shall hold in trust money deposited with it pursuant to Section 7.01. It shall apply the deposited money through the Paying Agents and in accordance with the Indenture to the payment of principal and Interest, on the Securities. Money so held in trust shall not be subject to Article IX.

         Section 7.03 Repayment to Corporation. Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation in trust for the payment of principal or interest that remains unclaimed for two years after such principal or interest has become due and payable shall be paid to the Corporation upon request, or, if then held by the Corporation, shall be released from such trust; provided, however, that the Trustee or such Paying Agent, may, at the expense of the Corporation, cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then re maining will be repaid to the Corporation. After such money has been paid to the Corporation or released from trust, Securityholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.



620797.2
                                      -25-

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 8.01 Without Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

                  (1)  to cure any ambiguity, defect or inconsistency;

                  (2)  to comply with Section 4.01;

                  (3) to provide for definitive Securities in exchange for global Securities;

                  (4) to make any change that does not adversely affect the legal rights hereunder of any Securityholder; or

                  (5) to take any action necessary to qualify this Indenture under the TIA.

         Section 8.02 With Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities with the written consent of the holders of at least a majority in principal amount of the then-outstanding Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or change the time for or in any way affect the terms of payment of interest, including default interest, on any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security, or change the date on which any Security may be subject to redemption, or reduce the Re demption Price therefor;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) make any change in Section 5.04 or 5.07 or the second sentence of this Section 8.02; or

                  (6) make any change in Article IX that adversely affects the rights of any Securityholder.

         After an amendment under this Section becomes effective, the Corporation shall mail to Securityholders a notice briefly describing the amendment.

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                                      -26-

         Section 8.03  Reserved.

         Section 8.04 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same date as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

         Section 8.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of the Securities, the Trustee may require the Holders of such Securities to deliver them to the Trustee. The Trustee may place an appropriate notation on such Securities about the changed terms and return them to such Holders. Alternatively, the Corporation in exchange for all securities may issue and the Trustee shall authenticate new Securities that reflect the changed terms.

         Section 8.06 Trustee Protected. The Trustee shall sign any amendment, supplement or waiver if requested by the Corporation, so long as the same complies with the requirements of this indenture and in doing so shall be entitled to receive, and shall be fully protected in relying upon an opinion of counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture, is not inconsistent herewith and is valid and binding on the Corporation in accordance with its terms. However, the Trustee need not sign any amendment, supplement or waiver that adversely affects its rights, duties, liabilities or immunities. The Corporation may not sign an amendment or supplement until its Board of Directors approves it (a certified copy of the resolutions in which such approval is given shall be delivered to the Trustee prior to its signing any amendment, supplement or waiver).

         Section 8.07 Rights of Holders to Receive Payment. Subject only to
Article IX, Section 2.13 and the provisions of Section 8.02 regarding rescission of acceleration, notwith standing any other provision of this Indenture, the right of any holder of a Security to receive payment of principal of and interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

         Section 8.08 Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 8.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid on the Securities and any compensation due the Trustee under Section 6.07.


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                                      -27-

         Section 8.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its Property.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         Section 8.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 6.07;

                  Second: to holders of Senior Debt to the extent required by
         Article IX;

                  Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Fourth: to the Corporation, its successors or assigns, or to whoever may be legally entitled to receive the remainder, or as a court of a competent jurisdiction may determine.

         The Trustee may fix a record date and a payment date for any payment to the Securityholders pursuant to this Article.

         Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder for the enforcement of rights set forth in Section 8.07, or a suit by Holders of more than 15% in principal amount of the then-outstanding Securities.



620797.2
                                      -28-

                                   ARTICLE IX

                                  SUBORDINATION

         Section 9.01 Agreement to Subordinate. The Corporation, and each Securityholder by accepting a Security, agrees that the Indebtedness evidenced by the Security is subordinated and junior in right of payment to the prior payment in full of all Senior Debt (which, defined below, includes among other things the Corporation's obligations to its general and secured creditors) to the extent and in the manner provided in this Article.

         Each Holder, by his acceptance of a Security, acknowledges that the provisions of this Article are for the benefit of all holders of Senior Debt who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt.

         Section 9.02  Subordination.

                  (a) The Indebtedness evidenced by the Securities shall be subordinate and junior in right of payment to all Senior Debt to the extent and in the manner set forth in this Section. During the continuance of (i) any default in the payment on any principal of or premium or interest on any Senior Debt, (ii) any event of default in respect of any Senior Debt or (iii) any Insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation relating to or winding up of the Corporation as a whole, whether voluntary or involuntary (each, a "Specified Event" and collectively, the "Specified Events"), the holders of Senior Debt shall be entitled to payment in full of all principal of and interest on Senior Debt before the Holders are entitled to any payment on account of the principal of or interest on the Securities. Subject to Section 2.13, in the event of any Specified Event, after payment in full of all sums owing on the Senior Debt, the Holders, together with the holders of any Indebtedness of the Corporation Ranking on a Parity with the Securities, shall be entitled to be paid from the remaining assets of the Corporation. In addition, during the continuance of any Specified Event, all principal of and interest on the Securities which shall have become due and payable shall be in full to the Securityholders entitled thereto before any payment or other distribution shall be made on account of any Indebtedness or other obligation of the Corporation Ranking Junior to the Securities.

                  (b) If any event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Securities), as such event of default is defined in any Senior Debt or in the instrument under which such Senior Debt is outstanding, permitting the holders thereof to accelerate the maturity thereof and if the holder or holders or a representative thereof gives written notice of such event of default (which notice makes specific reference to this subparagraph) to the Corporation and the Trustee (a "Default Notice"), then, unless and until such event of default has

620797.2
                                      -29-
         been cured or waived or has ceased to exist, then, during the 180 days after the delivery of such Default Notice (the "Blockage Period") (i) no payment of or with respect to the principal of or interest on the Securities (including any payment or distribution that may be payable or deliverable to holders of Securities by reason of the payment of any other debt of the Corporation subordinated to the payment of the Securities) shall be made directly or indirectly by or on behalf of the Corporation and (ii) no direct or indirect payment shall be made by or on behalf of the Corporation with respect to any repurchase, redemption or other retirement of any of the Securities for cash or property or otherwise. For all purposes of this Section 9.02(b), an event of default which existed or was continuing with respect to the Senior Debt, the holders of which initiated the Blockage Period, on the date such Blockage Period commenced may be or be made the basis for the commencement of any subsequent Blockage Period by the holder or holders of such Senior Debt (or a representative of such holder or holders) unless such event of default is cured or waived or has ceased to exist for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received directly or indirectly by the Trustee or any Holder when such payment is prohibited by Section 9.02(a) or 9.02(b), such payment shall be held in trust for the benefit of, and shall forthwith be paid over or delivered to, the holders of Senior Debt, of their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Debt, as the case may be, that such prohibited payment has been made, the holders of the Senior Debt notify the Trustee of the amounts then due and owing on the Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Debt.

         The foregoing subordination provisions shall in no way be affected, modified, waived or revoked by the occurrence of any Event of Default hereunder or any acceleration of the maturity of the Securities in consequence thereof.

         Section 9.03 Notice to Trustee of Specified Events; Reliance on Certificate of Custodian. The Corporation shall give prompt written notice to the Trustee and the Paying Agent of any Specified Event affecting the Corporation. The Trustee and the Paying Agent shall be entitled to assume that no Specified Event has occurred unless the Corporation has given such notice.

         Upon any distribution of assets of the Corporation or payment by or on behalf of the Corporation referred to in Section 9.02, the Trustee and the Securityholders shall be entitled to rely upon any order or decree of a court or governmental body of competent jurisdiction in which any proceedings relating to a Specified Event are pending, and the Trustee and the Securityholders shall be entitled to rely upon a certificate of the custodian or agent or other

620797.2
                                      -30-

Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 9.04 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                  (a) Subject to Section 2.13, nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the Corporation from making payment of or on account of the principal of or interest on the Securities, or from depositing with the Trustee moneys for such payments, or prevent the Trustee from making payments from moneys deposited with it hereunder for the payment of or on account of the principal of or interest on the Securities if such payment or deposit is not contrary to the conditions described in
         Section 9.02 on the date of such payment or deposit.

                  (b) The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Corporation at least three business days prior to any payment date. Thereafter, the Trustee shall use its best efforts to prevent any prohibited payment under Section 9.02. Prior to the receipt of any such written notice the Trustee shall be entitled to assume conclusively that no such facts exist, and shall be fully protected in making any such payment in any such event.

         Section 9.05 Absolute Obligation to Pay. Subject to Section 2.13, nothing contained in this Indenture or in the Securities shall:

                  (1) impair, as between the Corporation and the Securityholders, the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on the Securities in accordance with their terms;

                  (2) affect the relative rights of the Securityholders and creditors of the Corporation other than holders of Senior Debt;

                  (3) prevent the Trustee or any Securityholder from exercising all or any of its available remedies upon a Default or an Event of Default.

         Section 9.06 Trustee's Rights as Holder of Senior Debt. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.


620797.2
                                      -31-

         Section 9.07 No Implied Obligations to Holders of Senior Debt. No implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Securityholders or the Corporation moneys or assets to which any holder of Senior Debt shall be entitled.

         Section 9.08 Enforceability of Subordination. The rights of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall not be prejudiced or impaired by any act or failure to act by the Corporation or by its failure to comply with the Indenture.

         Section 9.09 Trustee Authorized to Effectuate Subordination. Each Securityholder, by accepting a Security, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


                                    ARTICLE X

                                   REDEMPTION

         Section 10.01 Optional Redemption; Notice to Trustee. The Corporation may redeem all of the Securities at any time or some of them from time to time at the Redemption Prices (expressed in $1,000 of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning July 1, 2004 of the years indicated below:


                                               Redemption Price
                                                  Per $1,000
Year                                           Principal Amount

2004........................................     $1,100
2005........................................      1,090
2006........................................      1,080
2007........................................      1,070
2008........................................      1,060
2009........................................      1,050
2010........................................      1,040
2011........................................      1,030
2012........................................      1,020
2013........................................      1,010
2014........................................      1,000

620797.2
                                      -32-

         If the Corporation elects to redeem Securities pursuant to this subparagraph, it shall furnish to the Trustee an Officer's Certificate notifying the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 50 days but not more than 90 days before such Redemption Date.

         Section 10.02 Selection of the Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select, subject to the remainder of this Section, the Securities to be redeemed by lot. The Trustee shall make the selection not more than 75 days and not less than 45 days before each Redemption Date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities in denominations of $1,000 and integral multiples of $1,000 provided that the remaining principal amount of any Security redeemed in part shall not be less than $1,000 (such allocations for this purpose to be made by the Trustee in its discretion). Provisions of this Indenture that apply to Securities called for redemption shall also apply to portions of the Securities called for redemption. The Trustee shall notify the Corporation promptly of the Securities or portions of Securities to be called for redemption.

         Section 10.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Trustee shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed in the Corporation's name and at its expense.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1)  the Redemption Date;

                  (2) the Redemption Price and the amount of accrued and unpaid interest to be paid;

                  (3)  the name and address of the Paying Agent or Agents; and

                  (4) that the Securities called for redemption on the Redemption Date must be surrendered to a Paying Agent to collect the Redemption Price.

         Section 10.04 Effect of Notice of Redemption. Once notice of redemption is mailed, the Securities called for redemption become due and payable on the specified Redemption Date at the Redemption Price plus accrued and unpaid interest to the Redemption Date.

         Section 10.05 Deposit of the Redemption Price on Optional Redemption. On or before each Redemption Date, the Corporation shall deposit with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price and accrued and unpaid interest to the Redemption Date on all Securities to be redeemed on that date.


620797.2
                                      -33-

         Section 10.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Corporation shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01 Trust Indenture Act Controls. Any provision of this Indenture which would be required to be contained herein if the Indenture were qualified under the TIA shall be construed and interpreted in accordance with interpretations of the TIA by courts and the Commission.

         Section 11.02 Notices. Any notice or communication to the Corporation or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the following address:

                  The Corporation's address is:

                  [River Distribution Sub, Inc.
                  645 Fifth Avenue, 8th Floor
                  New York, New York  10022]
                  Attention: Chief Executive Officer

                  The Trustee's address is:

                  [                                             ]
                  [                                             ]
                  [                                             ]
                  Attention:     [                                       ]
                               Telephone:  [                             ]
                               Telecopy:    [                            ]

         With respect to notices between the Trustee and the Corporation only, notices may also be given by facsimile transmission with receipt confirmed by telephone and followed by an original sent by guaranteed overnight courier.

         The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.


620797.2
                                      -34-

         Any notice or communication to a Securityholder shall be in writing and mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or a communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is delivered or mailed, as the case may be, in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Corporation mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 11.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with the provisions of TIA Section 312(b). The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 11.04 Certificate and Opinion as to Conditions Present. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

620797.2
                                      -35-

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Section 11.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agents may make reasonable rules and set reasonable requirements for their functions.

         Section 11.07 Legal Holidays. A "Legal Holiday" with respect to any place is a Saturday, a Sunday or a day on which banking institutions are not required to be open in such place. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 11.08 No Recourse Against Others. The Securities and the obligations of the Corporation under this Indenture are solely obligations of the Corporation and no officer, director, employee or stockholder shall as such be liable for any failure by the Corporation to pay amounts on the Securities when due or perform any such obligation.

         Section 11.09 Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         Section 11.10 Governing Law. The internal laws of the State of New York shall govern this Indenture and the Securities.

         Section 11.11 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a Sub sidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 11.12 Successors. All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 11.13 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.14 Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for the convenience of reference only, are not to be considered a part thereof, and shall in no way modify or restrict any of the terms or provisions hereof.


620797.2
                                      -36-

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    [RIVER DISTRIBUTION SUB, INC.]


                                     By:
                                          --------------------------------
                                     Name:
                                          --------------------------------
                                     Title:
                                           --------------------------------
Attest:


-------------------------

                                     [                                        ]
                                     as Trustee


                                    By:
                                        --------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                           --------------------------------
Attest:


-----------------------------


620797.2
                                      -37-

                                                                   Exhibit A



                           [Form of Face of Security4]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE [DEPOSITORY TRUST COMPANY], A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO., HAS AN INTEREST HEREIN.]

THE DEBENTURES EVIDENCED BY THIS CERTIFICATE MAY BE ISSUED AND TRANSFERRED ONLY IN DENOMINATIONS OF $1,000 AND INTEGRAL MULTIPLES THEREOF (OR SUCH GREATER AMOUNT AS MAY BE REQUIRED BY APPLICABLE STATE OR FEDERAL LAW).


No. __________                                                   $__________

                         [RIVER DISTRIBUTION SUB, INC.]
                  15% Subordinated Capital Debentures due 2014

    [River Distribution Sub, Inc.], a [Delaware corporation], promises to pay [CEDE & CO.] or registered assigns, the principal sum of ____________ Dollars on July 1, 2014, unless earlier redeemed or accelerated after an Event of Default on the terms and in the manner described in the Indenture, as hereinafter defined, and to pay interest thereon quarterly in arrears at the rate of 15% per annum on each Interest Payment Date, as hereinafter defined, until the principal hereof is paid or duly provided for. Payment of principal and interest shall be made in the method and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

--------
4 Both the face and reverse of this form of Security are subject to change to reflect any changes made in the Form of Indenture to which this Form of Security is attached. Any such change in the Form of Security shall not be deemed to materially adversely affect the rights and interests of holders of Series A Preferred Stock without the consent of the holders so affected, as provided in the Indenture.


634635.1
                                       A-1

         IN WITNESS WHEREOF, [River Distribution Sub, Inc.] has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

Dated:  [               ]

                                            [RIVER DISTRIBUTION SUB, INC.]
(SEAL)

                                            By: _______________________________


                                            Attest:


                                            By: _______________________________


634635.1
                                       A-2

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 15% Subordinated Capital Debentures due 2014 referred to in the within-mentioned Indenture.

Dated:                     [________________]
                                                     as Trustee


                      By: _________________________________
                              Authorized Signatory


634635.1
                                       A-3

                          [Form of Reverse of Security]

                         [RIVER DISTRIBUTION SUB, INC.]


         1. The Securities. This Security is one of a duly authorized Issue of subordinated capital debentures issued by [River Distribution Sub, Inc.], a [Delaware corporation] the "Corporation"), designated as its 15% Subordinated Capital Debentures due July 1, 2014 and referred to hereinafter as the "Securities".

         2. Interest. The Corporation promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"), commencing on the first Interest Payment Date following the date of issuance hereof. Interest on the Securities will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         3. Method of Payment; Form. The Corporation will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the last day (whether or not such day is a Business Day) of the month preceding the month in which an Interest Payment Date (a "Regular Record Date") even though Securities are canceled after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for within the grace period set forth in Section 5.01(1) and any interest lawfully payable on such defaulted interest, will forthwith cease to be payable to the Holder on such Regular Record Date and shall be payable to the person in whose name this Security is registered at the close of business on a special Record Date for the payment of such defaulted interest to be fixed by the Corporation, notice of which shall be given to Holders not less than 10 days prior to such Special Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation or the Paying Agent may, at its election, pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

         Except as otherwise provided in the Indenture, the Securities will be issued in global form only registered in the name of [CEDE & Co.]. The Securities will not be issued in definitive form except as otherwise provided in the Indenture, and ownership of the Securities shall be maintained in book entry form by [DTC] for the account of participating organizations of [DTC].

         4. Paying Agents and Registrar. [The Trustee (as defined herein) will act as a Paying Agent and Registrar.] The Corporation may change any Paying Agent or Registrar without notice to any Securityholder. The Corporation may act in any such capacity.

634635.1
                                       A-4

         5. Indenture. The Corporation issued the Securities under an Indenture dated as of [ ] (the "Indenture"), between the Corporation and [ ], as trustee (the "Trustee"). The Securities were issued pursuant to the exchange of the 15% Noncumulative Perpetual Preferred Stock, Series A, of the Corporation (the "Series A Preferred Stock") pursuant to the terms thereof. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as amended, and as in effect from time to time (the "Trust Indenture Act"). The Securities are subject to all such terms and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Corporation limited in amount to the aggregate liquidation preference of the Series A Preferred Stock exchanged therefor (a maximum of approximately $35 million). The indebtedness evidenced by this Security is unsecured by the assets of the Corporation or any of its affiliates. This Security is not eligible as collateral for any loan by the Corporation.

         6. Subordination. The Securities are subordinated to Senior Debt on liquidation of the Corporation, any event of default in respect of Senior Debt and certain other events specified in the Indenture. "Senior Debt" means all principal and interest on all claims against the Corporation, including, without limitation, commercial paper, repurchase agreements, secured Indebtedness and the Corporation's other obligations to its general and secured creditors, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Corporation (and all renewals, extensions or refundings of the liabilities arising out of such claims), provided, however, that "Senior Debt" does not include the Securities, any Indebtedness (as defined in the Indenture) Ranking on a Parity with the Securities (as defined in the Indenture), any Indebtedness Ranking Junior to the Securities (as defined in the Indenture) or any Indebtedness for money borrowed by the Corporation from any Subsidiary or Affiliate of the Corporation. "Indebtedness" means, as to any Person at any date (i) all indebtedness, obligations or other liabilities for borrowed money, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, and whether now existing or hereafter created;
(ii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon Property owned by such Person; (iii) all indebtedness, obligations or liabilities of others of the type described in the preceding clauses (i) and (ii) which the Corporation has guaranteed or is in any other way liable for; and (iv) all amendments, renewals, extensions or refundings of any such indebtedness, obligation or liability. "Ranking on a Parity with the Securities" means, with respect to any obligation of the Corporation, an obligation that by express provisions in the instrument creating, evidencing or governing such obligation (i) is specifically designated as Ranking on a Parity with the Securities, (ii) ranks equally with and not prior to the Securities in right of payment upon the happening of certain events specified in the Indenture and (iii) is also made junior and subordinate in right of payment to other obligations of the Corporation to the same extent as the Securities are made junior and subordinate thereto by the provisions of the Indenture.

         7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 (or such greater amount as may be required by applicable

634635.1
                                       A-5

State or Federal law) and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         8. Redemption. The Corporation may redeem all of the Securities at any time or some of them from time to time at the Redemption Prices (expressed in $1000 of principal amount) set forth below plus accrued interest to the Redemption Date, if redeemed during the 12-month period beginning July 1 of the years indicated below:


                                               Redemption Price
                                              Per $1000 of Principal
Year                                                Amount
----                                          ---------------------
2004..........................................       $1,100
2005..........................................        1,090
2006..........................................        1,080
2007..........................................        1,070
2008..........................................        1,060
2009..........................................        1,050
2010..........................................        1,040
2011..........................................        1,030
2012..........................................        1,020
2013..........................................        1,010
2014..........................................        1,000


         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities may be redeemed in part but only in multiples of $1,000 and only if the remaining principal amount of any Security redeemed in part will not be less than $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

634635.1
                                       A-6

         The securities are not subject to any sinking fund.

         9. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

         10. Amendments and Waivers. The Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then-outstanding Securities, and may be amended without the consent of any Securityholder, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Corporation's obligations to Securityholder, to make any change that does not adversely affect the rights of any Securityholder or to take any action necessary to qualify the Indenture under the Trust Indenture Act, provided that the approval of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be required in the event that such change shall have a material adverse effect on the interests of such holders.

         11. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal or premium on the Securities (including any sinking fund payments) when it becomes due and payable at maturity or upon redemption, acceleration or otherwise; failure by the Corporation for 30 days after notice to it to comply with any of its other agreements or covenants in the Indenture or the Securities; default under any instrument or obligations representing Indebtedness of the Corporation or any Subsidiary (other than certain nonrecourse Indebtedness) if (i) the effect of such default is to permit the acceleration of such Indebtedness, and
(ii) the aggregate principal amount of such indebtedness as to which any such default or defaults shall have occurred exceeds $10 million; appointment of a Custodian of the Corporation; certain events of bankruptcy or insolvency; or the rendering of one or more judgments against the Corporation or any Subsidiary in an aggregate amount exceeding $10 million, which judgments remain undischarged for a period of 60 days after the right to appeal them has expired. Subject to paragraph 17 of this Security, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations described in the Indenture, Holders of a majority in principal amount of the then-outstanding Securities may direct the Trustee in its exercise of any trust or power.

         12. Trustee Dealings with Corporation. The Trustee in its individual or any other capacity, may make loans to, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

         13. No Recourse Against Others. The Securities and the obligations of the Corporation under the Indenture are solely obligations of the Corporation and no officer, director, employee or stockholder of the Corporation shall as such be liable for any failure of the Corporation to pay amounts on the Securities when due or perform any such obligation.

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




         14. Unclaimed Money. If money for the payment of principal of or interest on any Security remains unclaimed for two years, the Trustee or its Agents will pay the money back to the Corporation at the Corporation's request. After that, Holders entitled to this money must look to the Corporation for payment, unless a law governing abandoned property designates another person.

         15. Discharge Upon Redemption or Maturity. Subject to the terms of the Indenture, the Indenture will be discharged and canceled upon the payment of all the Securities.

         16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Certain Limitations on Securities. This Security is not secured by the assets of the Corporation, or any of its Affiliates or Subsidiaries, and is not eligible as collateral for any loan by the Corporation.

         18. Definitions. Terms defined in the Indenture and not otherwise defined in this Security are used in this Security with the meanings so defined.

         19. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

         The Corporation will furnish to any Securityholder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to: [River Distribution Sub, Inc., 645 Fifth Avenue, 8th Floor, New York, New York 10022], Attention: Chief Executive Officer.

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                                       A-8

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: For valuable consideration, the undersigned registered Holder or Holders of this Security assign and transfer this Security to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably constitute and appoint _________________ agent transfer this Security on the books of the Corporation. The agent may substitute another act for him.


--------------------------------------------------------------------------------


Date:                             Your signature _____________________________

                                  (Sign exactly as your name appears
                                  on the other side of this Security)

                                  Signature Guaranteed


                                  By  _________________________________________

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                                       A-9